Exhibit 99.2

SL Green Realty Corp.

Fourth Quarter

Supplemental Data

December 31, 2009

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not incorporated into this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may restate the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

Forward-looking Statement

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the year ended December 31, 2009 that will be released on Form 10-K to be filed on or before March 1, 2010.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	5
Financial Highlights	6-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-22

Selected Financial Data	23-26

Summary of Debt and Ground Lease Arrangements	27-29

Structured Finance	30-32

Property Data
Composition of Property Portfolio	33-34
Top Tenants	35
Tenant Diversification	36
Leasing Activity Summary	37-40
Lease Expiration Schedule	41-42

Summary of Acquisition/Disposition Activity	43-45
Supplemental Definitions	46
Corporate Information	47

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions and dispositions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments.  This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2009 UNAUDITED

FINANCIAL RESULTS

New York, NY, January 25, 2010 - SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $69.1 million, or $0.87 per share (diluted), for the quarter ended December 31, 2009, an increase of 12.4% compared to $61.5 million, or $1.03 per share (diluted), for the same quarter in 2008.

Net loss attributable to common stockholders totaled $5.1 million, or $0.07 per share (diluted) for the quarter ended December 31, 2009, compared to net income of $76.6 million, or $1.34 per share (diluted), for the same quarter in 2008.

Funds available for distribution, or FAD, for the fourth quarter of 2009 was $0.59 per share (diluted) compared to $0.97 per share (diluted) in the prior year, a 39.2% decrease.

The Company’s dividend payout ratio for the fourth quarter of 2009 was 11.5% of FFO and 17.0% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $246.6 million in the fourth quarter compared to $269.0 million in the prior year.  The $22.4 million decrease in revenue resulted primarily from the following items:

•                  $1.6 million increase from same-store properties,

•                  $20.4 million decrease in preferred equity and investment income,

•                  $1.3 million decrease in other income, and

•                  $2.3 million decrease from properties that were deconsolidated and other non-same-store properties.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $120.9 million compared to $123.8 million in the prior year.  The following items drove the $2.9 million decrease in EBITDA:

•                  $2.8 million increase from same-store properties,

•                  $3.5 million decrease from properties that were deconsolidated and other non same-store-properties,

•                  $20.4 million decrease in preferred equity and investment income primarily due to structured finance sales subsequent to December 31, 2008 as well as certain loans being placed on non-accrual status.  The weighted-average structured finance investment balance for the quarter was $648.0 million compared to $755.5 million in the prior year fourth quarter.  The weighted-average yield for the quarter was 8.80% compared to 10.34% in the prior year,

•                  $6.0 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily from 388 Greenwich Street ($0.8 million), 521 Fifth Avenue ($2.2 million), 100 Park Avenue ($2.2 million), 1 Madison Avenue ($0.7 million), 1221 Avenue of the Americas ($1.8 million), Mack-Green ($0.6 million) and The Meadows ($0.5 million).  This was partially offset by

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2009 UNAUDITED

reductions in contributions to equity in net income primarily from Gramercy ($2.3 million), 21 West 34th Street ($0.6 million) and 800 Third Avenue ($0.5 million),

•                  $74.9 million increase from lower loan loss reserves and other write-offs,

•                  $14.5 million increase from lower MG&A expense, and

•                  $77.2 million decrease in non-real estate revenues, net of expenses, inclusive of net gains on early extinguishment of debt ($76.9 million) in 2009.

SAME-STORE RESULTS

Consolidated Properties

Same-store fourth quarter 2009 GAAP NOI increased $3.0 million (2.4%) to $130.0 million compared to the prior year.  Operating margins before ground rent increased from 59.76% to 62.01%.

The $3.0 million increase in GAAP NOI was primarily due to:

•                  $2.8 million (1.5%) increase in rental revenue primarily due to increased rental rates,

•                  $1.5 million (4.8%) decrease in escalation and reimbursement revenue due to lower operating expenses,

•                  $0.4 million (222.2%) increase in investment and other income primarily due to higher lease buy-out income,

•                  $4.5 million (8.1%) decrease in operating expenses, primarily driven by reductions in utilities, repairs and maintenance and insurance costs, which were offset by increases in payroll costs,

•                  $0.1 million (1.7%) increase in ground rent expense, and

•                  $3.1 million (10.3%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties fourth quarter 2009 GAAP NOI increased $4.4 million (8.9%) to $53.7 million compared to the prior year.  Operating margins before ground rent increased from 67.67% to 70.74%.

The $4.4 million increase in GAAP NOI was primarily due to:

•                  $0.9 million (1.4%) increase in rental revenue primarily due to improved leasing,

•                  $0.1 million (1.0%) decrease in escalation and reimbursement revenues,

•                  $2.4 million (17,350.0%) increase in other income primarily due to higher lease buy-out income,

•                  $1.5 million (10.3%) decrease in operating expenses primarily driven by reductions in utilities, insurance and repairs and maintenance, which was offset by increases in payroll costs, and

•                  $0.3 million (3.6%) increase in real estate taxes.

STRUCTURED FINANCE ACTIVITY

The Company’s structured finance investments totaled approximately $784.6 million at December 31, 2009 (excluding approximately $1.0 million of structured finance investments which were classified as held for sale at December

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2009 UNAUDITED

31, 2009), an increase of approximately $104.8 million from the balance at December 31, 2008.  In December, 2009, the Company acquired the first mortgage loan with a $187.8 million outstanding balance secured by the property at 510 Madison Ave, New York, NY from The Union Labor Life Insurance Company.  Also during the fourth quarter, the Company recorded approximately $26.8 million in additional reserves against its structured finance and other investments.  The structured finance investments currently have a weighted average maturity of 2.9 years and had a weighted average yield for the quarter ended December 31, 2009 of 10.3%, exclusive of loans totaling $109.2 million which are on non-accrual status.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at September 30, 2009 was 1,006,247 useable square feet net of holdover tenants.  During the quarter, 266,585 additional useable office, retail and storage square feet became available at an average escalated cash rent of $53.09 per rentable square foot.  Space available to lease during the quarter totaled 1,272,832 useable square feet, or 5.5 % of the total Manhattan portfolio.

During the fourth quarter, 24 Manhattan office leases, including early renewals, were signed totaling 423,850 rentable square feet.  New cash rents averaged $33.05 per rentable square foot.  Replacement rents were 2.4% higher than rents on previously occupied space, which had fully escalated cash rents averaging $32.28 per rentable square foot.  Excluding the 227,782 square foot early renewal of BMW of Manhattan, Inc. at 555 West 57th Street, starting rents would have averaged $43.97 per rentable square foot.  The average lease term was 8.4 years and average tenant concessions were 1.7 months of free rent with a tenant improvement allowance of $14.36 per rentable square foot.

Suburban vacancy at September 30, 2009 was 686,846 usable square feet net of holdover tenants.  During the quarter, 273,775 additional useable office and storage square feet became available at an average escalated cash rent of $29.70 per rentable square foot.  Space available to lease during the quarter totaled 960,621 useable square feet, or 14.1 % of the total Suburban portfolio.

During the fourth quarter, 29 Suburban office leases, including early renewals, were signed totaling 345,992 rentable square feet.  New cash rents averaged $28.89 per rentable square foot.  Replacement rents were 2.8% lower than rents on previously occupied space, which had fully escalated cash rents averaging $29.72 per rentable square foot.  The average lease term was 7.4 years and average tenant concessions were 7.8 months of free rent with a tenant improvement allowance of $14.14 per rentable square foot.

The Company also signed a total of 12 retail and storage leases, including early renewals, for 5,194 rentable square feet.  The average lease term was 6.4 years and no tenant concessions.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2009 UNAUDITED

REAL ESTATE ACTIVITY

The Company became the sole owner of 100 Church Street, NY, NY, a 1.05 million-square-foot office tower located in downtown Manhattan, following the successful foreclosure of the senior mezzanine loan at the property in January 2010.  The Company’s initial investment totaled $40.9 million which was comprised of a 50% interest in the senior mezzanine loan and two other mezzanine loans at 100 Church Street, which it acquired from Gramercy in the summer of 2007. As part of a consensual arrangement reached with the then-current owners in August 2009, SL Green, on behalf of the mezzanine lender, obtained management and leasing control of the property.  At closing of the foreclosure, the Company funded additional capital into the project as part of its agreement with Wachovia Bank, N.A. to extend and restructure the existing financing for a new four year term. Gramercy declined to fund its share of this capital and instead entered into a transaction whereby it transferred its interests in the investment to SL Green at closing, subject to certain future contingent payments.

FINANCING/ CAPITAL ACTIVITY

In January, 2010, the Company priced an underwritten public offering of 5,400,000 shares of its 7.625% Series C Cumulative Redeemable Preferred Stock.  Upon completion of this offering, the Company will have 11,700,000 shares of 7.625% Series C Cumulative Redeemable Preferred Stock outstanding.  The shares of Series C preferred stock have a liquidation preference of $25.00 per share and are redeemable at par, plus accrued and unpaid dividends, at any time at the option of the Company. The shares were priced at $23.53 per share including accrued dividends equating to a yield of 8.101%.  The Company intends to use the estimated net offering proceeds of $122.6 million for general corporate and/or working capital purposes, which may include investment opportunities, purchases of the indebtedness of its subsidiaries in the open market from time to time and the repayment of indebtedness at the applicable maturity or put date.

In December, 2009, the joint venture between SL Green and SITQ closed on a five-year $475.0 million refinancing of 1515 Broadway provided by a syndicate led by the Bank of China and which included DekaBank and LandesBank Baden-Wurtemberg.  The new floating rate mortgage carries a rate of 250 basis points over the 30-day LIBOR.  In connection with the refinancing the joint venture de-levered the asset, replacing the former $625.0 million mortgage that was due to mature in November 2010.

The Company repurchased approximately $21.9 million of its exchangeable bonds since October 1, 2009, realizing gains on early extinguishment of debt aggregating approximately $0.6 million.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2009 UNAUDITED

Dividends

In December 2009, the Company declared a dividend of $0.10 per share of common stock for the fourth quarter of 2009.  The dividend was payable January 15, 2010 to stockholders of record on the close of business on December 31, 2009.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $0.40 per common share.

In December 2009, the Company also declared a dividend on its Series C preferred stock for the period October 15, 2009 through and including January 14, 2010, of $0.4766 per share, payable January 15, 2010 to stockholders of record on the close of business on December 31, 2009. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.90625 per share of Series C preferred stock.

In December 2009, the Company also declared a dividend on its Series D preferred stock for the period October 15, 2009 through and including January 14, 2010, of $0.4922 per share, payable January 15, 2010 to stockholders of record on the close of business on December 31, 2009. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.96875 per share of Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
December 31, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Earnings Per Share
Net income (loss) available to common stockholders - diluted	$(0.07)	$(0.03)	$0.18	$0.57	$1.34
Funds from operations available to common stockholders - diluted	$0.87	$0.98	$1.20	$1.48	$1.03
Funds available for distribution to common stockholders - diluted	$0.59	$0.76	$0.96	$0.92	$0.97

Common Share Price & Dividends
At the end of the period	$50.24	$43.85	$22.94	$10.80	$25.90
High during period	$52.74	$46.81	$26.70	$25.83	$62.74
Low during period	$37.72	$18.66	$10.68	$8.69	$11.36
Common dividends per share	$0.100	$0.100	$0.100	$0.375	$0.375
FFO payout ratio	11.49%	10.16%	8.35%	25.34%	36.24%
FAD payout ratio	16.96%	13.16%	10.46%	40.66%	38.71%

Common Shares & Units
Common shares outstanding	77,514	76,841	76,820	57,259	57,044
Units outstanding	1,684	2,330	2,336	2,336	2,340
Total common shares and units outstanding	79,198	79,171	79,156	59,595	59,384

Weighted average common shares and units outstanding - basic	79,179	79,168	69,699	59,517	59,411
Weighted average common shares and units outstanding - diluted	79,454	79,274	69,742	59,555	59,460

Market Capitalization
Market value of common equity	$3,978,908	$3,471,648	$1,815,839	$643,626	$1,538,046
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	4,892,688	4,915,667	4,962,631	5,226,215	5,676,559
Consolidated market capitalization	$9,129,096	$8,644,815	$7,035,970	$6,127,341	$7,472,105
SLG portion of JV debt	1,848,721	1,909,878	1,888,898	1,935,460	1,933,633
Combined market capitalization	$10,977,817	$10,554,693	$8,924,868	$8,062,801	$9,405,738

Consolidated debt to market capitalization	53.59%	56.86%	70.53%	85.29%	75.97%
Combined debt to market capitalization	61.41%	64.67%	76.77%	88.82%	80.91%
Debt to total assets - unsecured credit facility covenant (1)	48.00%	47.70%	42.20%	46.09%	47.26%

Consolidated debt service coverage	2.78	2.90	3.27	3.41	3.25
Consolidated fixed charge coverage	2.29	2.39	2.70	2.85	2.81
Combined fixed charge coverage	2.01	2.09	2.34	2.49	2.44

Portfolio Statistics (Manhattan)
Consolidated office buildings	21	21	21	21	21
Unconsolidated office buildings	8	8	8	8	8
	29	29	29	29	29

Consolidated office buildings square footage	13,782,200	13,782,200	13,782,200	13,782,200	13,782,200
Unconsolidated office buildings square footage	9,429,000	9,429,000	9,429,000	9,429,000	9,429,000
	23,211,200	23,211,200	23,211,200	23,211,200	23,211,200

Quarter end occupancy - Manhattan portfolio	95.0%	95.7%	96.2%	96.2%	96.7%
Quarter end occupancy- same store - wholly owned	96.0%	97.0%	97.0%	97.1%	97.5%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	95.8%	96.5%	96.2%	96.1%	96.6%

(1) Effective September 30, 2009 the cap rate used to calculate the value of operating real estate assets for purposes of the unsecured credit facility covenants increased from 5.25% to 6.25%.

Supplemental Information	Fourth Quarter 2009

SL Green Realty Corp.
Key Financial Data
December 31, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Selected Balance Sheet Data
Real estate assets before depreciation	$8,257,100	$8,214,233	$8,226,378	$8,200,404	$8,298,857
Investments in unconsolidated joint ventures	$1,058,369	$971,111	$978,340	$976,572	$975,483
Structured finance investments	$784,620	$614,466	$534,518	$589,267	$679,814

Total assets	$10,487,577	$10,533,934	$10,595,050	$10,501,133	$10,984,353

Fixed rate & hedged debt	$3,316,081	$3,336,096	$3,337,388	$3,622,356	$3,978,454
Variable rate debt	1,576,607	1,579,571	1,625,243	1,603,859	1,603,105
Total consolidated debt	$4,892,688	$4,915,667	$4,962,631	$5,226,215	$5,581,559

Total liabilities	$5,489,830	$5,538,371	$5,585,591	$5,912,250	$6,415,063

Fixed rate & hedged debt-including SLG portion of JV debt	$4,565,980	$4,585,995	$4,582,716	$4,872,633	$5,229,097
Variable rate debt - including SLG portion of JV debt	2,175,429	2,239,550	2,268,813	2,289,042	2,286,095
Total combined debt	$6,741,409	$6,825,545	$6,851,529	$7,161,675	$7,515,192

Selected Operating Data
Property operating revenues	$222,755	$222,349	$223,307	$229,258	$223,700
Property operating expenses	96,654	97,887	96,675	99,888	97,600
Property operating NOI	$126,101	$124,462	$126,632	$129,370	$126,100
NOI from discontinued operations	—	341	358	940	2,344
Total property operating NOI	$126,101	$124,803	$126,990	$130,310	$128,444

SLG share of property NOI from JVs	$56,133	$55,183	$54,808	$53,190	$51,949
SLG share of FFO from Gramercy Capital	$—	$—	$—	$—	$5,710
Structured finance income	$16,911	$16,266	$15,533	$16,898	$37,292
Other income	$6,946	$10,988	$13,165	$16,281	$8,033
Gain on early extinguishment of debt	$606	$8,368	$29,321	$47,712	$77,465

Loan loss and other investment reserves	$26,832	$16,100	$45,577	$62,000	$101,732

Marketing general & administrative expenses	$19,255	$18,869	$17,946	$17,922	$33,770

Consolidated interest	$54,195	$65,570	$57,012	$60,594	$72,720
Combined interest	$74,735	$85,532	$76,716	$80,134	$97,102
Preferred dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	24	28	29	32	42
Total office square footage leased	423,850	251,888	328,780	296,840	1,521,146

Average rent psf - new leases	$33.05	$47.31	$51.10	$52.71	$56.34
Previously escalated rents psf	$32.28	$44.98	$40.15	$42.53	$48.30
Percentage of new rent over previously escalated rents	2.4%	5.2%	27.3%	23.9%	16.6%
Tenant concession packages psf	$14.36	$56.19	$53.68	$18.60	$8.20
Free rent months	1.7	6.9	4.0	2.9	3.7

SL Green Realty Corp.
Key Financial Data
December 31, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Selected Operating Data (Suburban)
Property operating revenues	$29,712	$28,824	$28,675	$28,863	$28,152
Property operating expenses	13,393	12,865	12,598	13,738	14,581
Property operating NOI	$16,319	$15,959	$16,077	$15,125	$13,571
NOI from discontinued operations	—	341	358	956	2,189
Total property operating NOI	$16,319	$16,300	$16,435	$16,081	$15,760

SLG share of property NOI from JV	$4,585	$4,291	$4,251	$4,164	$3,962

Consolidated interest	$1,181	$1,371	$1,504	$1,921	$3,742
Combined interest	$3,167	$3,383	$3,480	$3,933	$6,067

Portfolio Statistics (Suburban)
Consolidated office buildings	25	25	26	26	27
Unconsolidated office buildings	6	6	6	6	6
	31	31	32	32	33

Consolidated office buildings square footage	3,863,000	3,863,000	4,008,000	4,008,000	4,678,000
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	6,804,700	6,804,700	6,949,700	6,949,700	7,619,700

Quarter end occupancy - suburban portfolio	88.7%	90.4%	90.3%	90.4%	90.4%

Office Leasing Statistics (Suburban)
Total office leases signed	29	24	22	29	18
Total office square footage leased	345,992	155,960	160,975	123,110	153,819

Average rent psf - new leases	$28.89	$29.46	$31.59	$30.89	$29.35
Previously escalated rents psf	$29.72	$31.23	$31.34	$31.36	$28.85
Percentage of new rent over previously escalated rents	-2.8%	-5.7%	0.8%	-1.5%	1.7%
Tenant concession packages psf	$14.44	$18.40	$8.15	$19.82	$14.98
Free rent months	7.8	3.9	3.1	2.3	2.1

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,379,052	$1,378,843	$1,385,182	$1,385,101	$1,386,090
Buildings & improvements fee interest	5,585,584	5,552,888	5,560,966	5,547,522	5,544,019
Buildings & improvements leasehold	1,280,256	1,270,294	1,268,022	1,255,573	1,259,472
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,257,100	$8,214,233	$8,226,378	$8,200,404	$8,201,789
Less accumulated depreciation	(738,422)	(685,062)	(635,415)	(586,029)	(546,545)
	$7,518,678	$7,529,171	$7,590,963	$7,614,375	$7,655,244

Other real estate investments:
Investment in and advances to unconsolidated joint ventures	1,058,369	971,111	978,340	976,572	975,483
Structured finance investments, net	784,620	614,466	534,518	589,267	679,814

Assets held for sale, net	992	992	76,657	106,543	184,035
Cash and cash equivalents	343,715	634,072	676,768	433,654	726,889
Restricted cash	94,495	91,355	87,154	97,401	105,954
Investment in marketable securities	58,785	53,053	13,561	12,072	9,570
Tenant and other receivables, net of $14,271 reserve at 12/31/09	22,483	27,884	31,666	33,459	30,882
Related party receivables	8,570	8,585	9,519	14,119	7,676
Deferred rents receivable, net of reserve for tenant credit loss of $24,347 at 12/31/09	166,981	160,819	156,685	152,126	145,561
Deferred costs, net	139,257	138,980	135,520	134,297	133,052
Other assets	290,632	303,446	303,699	337,248	330,193

Total Assets	$10,487,577	$10,533,934	$10,595,050	$10,501,133	$10,984,353

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Liabilities and Equity
Mortgage notes payable	$2,595,552	$2,599,416	$2,570,085	$2,585,592	$2,591,358
Unsecured notes	823,060	842,175	873,046	1,151,556	1,501,134
Revolving credit facilities	1,374,076	1,374,076	1,419,500	1,389,067	1,389,067
Accrued interest and other liabilities	34,734	44,737	38,177	54,478	70,692
Accounts payable and accrued expenses	125,982	121,875	125,267	133,937	133,100
Deferred revenue	349,669	368,753	376,143	401,848	427,936
Capitalized lease obligations	16,883	16,837	16,791	16,747	16,704
Deferred land lease payable	18,013	17,922	17,831	17,740	17,650
Dividends and distributions payable	12,006	12,006	12,014	26,420	26,327
Security deposits	39,855	40,574	36,737	34,865	34,561
Liabilities related to assets held for sale	—	—	—	—	106,534
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total liabilities	$5,489,830	$5,538,371	$5,585,591	$5,912,250	$6,415,063

Noncontrolling interest in operating partnership (1,684 units outstanding) at 12/31/09	84,618	102,174	89,035	89,600	87,330

Equity
SL Green Realty Corp. Stockholders’ Equity:
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value, 160,000 shares authorized, 80,875 issued and outstanding at 12/31/09	809	802	802	606	604
Additional paid–in capital	3,525,901	3,489,037	3,481,518	3,087,123	3,079,159
Treasury stock (3,360 shares) at 12/31/09	(302,705)	(302,705)	(302,705)	(302,705)	(302,705)
Accumulated other comprehensive loss	(33,538)	(42,497)	(32,285)	(53,089)	(54,747)
Retained earnings	949,669	973,554	996,051	989,476	979,939
Total SL Green Realty Corp. stockholders’ equity	4,388,438	4,366,493	4,391,683	3,969,713	3,950,552

Noncontrolling interest in other partnerships	524,691	526,896	528,741	529,570	531,408

Total equity	$4,913,129	$4,893,389	$4,920,424	$4,499,283	$4,481,960

Total liabilities and equity	$10,487,577	$10,533,934	$10,595,050	$10,501,133	$10,984,353

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2009	2008	2009	2009	2008
Revenues
Rental revenue, net	193,235	192,503	$192,433	$773,216	$773,960
Escalation and reimbursement revenues	29,520	31,197	29,916	124,455	123,038
Investment income	16,911	37,292	16,266	65,609	110,919
Other income	6,946	8,033	10,988	47,379	71,505
Total Revenues, net	246,612	269,025	249,603	1,010,659	1,079,422

Equity in net income from unconsolidated joint ventures	16,392	10,422	16,585	62,878	59,961
Gain on early extinguishment of debt	606	77,465	8,368	86,006	77,465

Operating expenses	55,136	59,781	55,217	217,559	228,191
Ground rent	7,822	7,709	7,912	31,826	31,494
Real estate taxes	33,696	30,110	34,758	141,723	126,304
Loan loss and other investment reserves	26,832	101,732	16,100	150,510	115,882
Marketing, general and administrative	19,255	33,770	18,869	73,992	104,583
Total Operating Expenses	142,741	233,102	132,856	615,610	606,454

EBITDA	120,869	123,810	141,700	543,933	610,394

Interest expense, net of interest income	54,195	70,788	65,366	236,300	291,536
Amortization of deferred financing costs	1,966	1,662	3,069	7,947	6,433
Depreciation and amortization	60,238	55,414	56,955	226,545	216,583
Loss (gain) on equity investment in marketable securities	(232)	147,489	(52)	396	147,489

Income (Loss) from Continuing Operations	4,702	(151,543)	16,362	72,745	(51,647)

Income (loss) from discontinued operations	—	954	60	(930)	4,066
Gain (loss) on sale of discontinued operations	(1,741)	238,892	(11,672)	(6,841)	348,573
Equity in net gain (loss) on sale of joint venture property / real estate	—	—	(157)	6,691	103,056
Net Income	2,961	88,303	4,593	71,665	404,048

Net income attributable to noncontrolling interests	(3,115)	(6,694)	(2,144)	(14,121)	(23,238)

Net Income (Loss) Attributable to SL Green Realty Corp	(154)	81,609	2,449	57,544	380,810

Dividends on perpetual preferred shares	4,969	4,969	4,969	19,875	19,875

Net Income (Loss) Attributable to Common Stockholders	$(5,123)	$76,640	$(2,520)	$37,669	$360,935

Earnings per Share
Net income (loss) per share (basic)	$(0.07)	$1.35	$(0.03)	$0.54	$6.22
Net income (loss) per share (diluted)	$(0.07)	$1.34	$(0.03)	$0.54	$6.20

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2009	2008	2009	2009	2008
Funds from operations
Net Income (Loss) Attributable to Common Stockholders		$(5,123)	$76,640	$(2,520)	$37,669	$360,935

Add:	Depreciation and amortization	60,238	55,414	56,955	226,545	216,583
	Discontinued operations depreciation adjustments	—	783	77	708	6,656
	Joint ventures depreciation and noncontrolling interests adjustments	9,577	13,680	9,800	39,964	42,559
	Net income attributable to noncontrolling interests	3,115	6,694	2,144	14,121	23,238
	Loss (gain) on equity investment in marketable securities	(232)	147,489	(52)	396	147,489
Less:	Gain (loss) on sale of discontinued operations	(1,741)	238,892	(11,672)	(6,841)	348,573
	Equity in net gain (loss) on sale of joint venture property / real estate	—	—	(157)	6,691	103,056
	Non-real estate depreciation and amortization	187	281	176	736	974
	Funds From Operations	$69,129	$61,527	$78,057	$318,817	$344,856

	Funds From Operations - Basic per Share	$0.87	$1.04	$0.99	$4.43	$5.72

	Funds From Operations - Diluted per Share	$0.87	$1.03	$0.98	$4.43	$5.69

Funds Available for Distribution
FFO		$69,129	$61,527	$78,057	318,817	344,856

Add:	Non real estate depreciation and amortization	187	281	176	736	974
	Amortization of deferred financing costs	1,966	1,662	3,069	7,947	6,433
	Non-cash deferred compensation	8,001	28,508	7,239	30,040	42,958
Less:	FAD adjustment for Joint Ventures	6,351	17,178	8,986	50,341	37,942
	FAD adjustment for discontinued operations	—	(62)	9	84	444
	Straight-line rental income and other non cash adjustments	14,447	(72)	10,573	46,919	40,833
	Second cycle tenant improvements	5,683	6,183	2,502	10,360	21,992
	Second cycle leasing commissions	2,304	5,602	2,840	10,566	14,828
	Revenue enhancing recurring CAPEX	234	439	192	704	1,463
	Non-revenue enhancing recurring CAPEX	3,428	5,106	3,223	9,932	7,972

Funds Available for Distribution		$46,836	$57,604	$60,216	$228,634	$269,748
	Diluted per Share	$0.59	$0.97	$0.76	$3.17	$4.45

First Cycle Leasing Costs
	Tenant improvements	19,169	5,486	9,288	37,770	23,570
	Leasing commissions	1,162	3,919	832	2,359	15,453

Funds Available for Distribution after First Cycle Leasing Costs		$26,505	$48,199	$50,096	$188,505	$230,725

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.33	$0.81	$0.63	$2.62	$3.81

Redevelopment Costs		$7,294	19,709	5,620	$28,493	$50,864

Payout Ratio of Funds From Operations		11.49%	36.24%	10.16%	15.25%	48.10%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		16.96%	38.71%	13.16%	21.27%	61.50%

CONDENSED CONSOLIDATED STATEMENT OF EQUITY Unaudited ($000’s omitted)

								Accumulated
	Series C	Series D						Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Noncontrolling	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Interests	Income	TOTAL

Balance at December 31, 2008	$151,981	$96,321	$604	$3,079,159	$(302,705)	$979,939	$531,408	$(54,747)	$4,481,960

Net Income attributable to SL Green						57,544	12,900		70,444
Preferred Dividends						(19,875)			(19,875)
Cash dividends declared ($0.95 per common share)						(44,722)			(44,722)
Cash distributions to noncontrolling interests							(19,617)		(19,617)
Comprehensive Income - Unrealized loss on derivative instruments								20,359	20,359
Comprehensive Income - SLG share unrealized loss on derivative instruments of JVs								(233)	(233)
Comprehensive Income - Unrealized loss on investments								1,083	1,083
Net proceeds from common stock offering			196	386,942					387,138
Net proceeds from exercise of stock options				619					619
Redemption of units and dividend reinvestment proceeds			7	28,560					28,567
Reallocation of noncontrolling interests in the operating partnership						(23,217)			(23,217)
Deferred compensation plan			2	581					583
Amortization of deferred compensation				30,040					30,040
Balance at December 31, 2009	$151,981	$96,321	$809	$3,525,901	$(302,705)	$949,669	$524,691	$(33,538)	$4,913,129

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2008	57,043,835	2,339,853		59,383,688		59,383,688

YTD share activity	20,470,457	(655,570)		19,814,887		19,814,887
Share Count at December 31, 2009 - Basic	77,514,292	1,684,283	—	79,198,575	—	79,198,575

Weighting Factor	(7,779,769)	545,742	79,620	(7,154,407)		(7,154,407)
Weighted Average Share Count at December 31, 2009 - Diluted	69,734,523	2,230,025	79,620	72,044,168	—	72,044,168

TAXABLE INCOME Unaudited ($000’s omitted)

	Twelve Months Ended
	December 31,	December 31,
	2009	2008

Net Income Attributable to Common Stockholders	$37,669	$360,935
Book/Tax Depreciation Adjustment	24,412	37,161
Book/Tax Gain Recognition Adjustment	(27,040)	(424,901)
Book/Tax JV Net Equity Adjustment	9,440	128,548
Other Operating Adjustments	32,085	35,842
C-corp Earnings	(3,149)	(2,873)
Taxable Income (Projected)	$73,417	$134,712

Deemed dividend per share	$0.95	$2.36
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	77,514	57,044

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36th Street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of interests in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	December 31, 2009		December 31, 2008
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,528,659	$732,605	$1,505,609	$716,905
Buildings & improvements fee interest	4,801,180	2,033,322	4,887,266	2,056,818
Buildings & improvements leasehold	263,995	130,756	261,516	129,515
	6,593,834	2,896,683	6,654,391	2,903,238
Less accumulated depreciation	(498,166)	(221,253)	(374,232)	(168,460)

Net real estate	$6,095,668	$2,675,430	$6,280,159	$2,734,778

Cash and cash equivalents	128,578	57,486	88,231	38,214
Restricted cash	48,815	17,812	48,143	23,948
Tenant receivables, net of $3,346 reserve at 12/31/09	11,906	5,458	5,556	2,525
Deferred rents receivable, net of reserve for tenant credit loss of $3,740 at 12/31/09	185,632	92,770	129,888	63,926
Deferred costs, net	132,514	56,434	115,530	48,289
Other assets	157,620	57,999	126,237	40,910

Total assets	$6,760,733	$2,963,389	$6,793,744	$2,952,590

Mortgage loans payable	$4,177,382	$1,848,721	$4,355,127	$1,933,633
Derivative instruments-fair value	33,854	17,133	6,107	3,143
Accrued interest payable	11,077	4,961	12,359	5,480
Accounts payable and accrued expenses	89,462	39,208	76,458	30,459
Deferred revenue	135,476	46,363	142,165	47,426
Security deposits	6,936	3,382	8,500	3,938
Contributed Capital (1)	2,306,546	1,003,621	2,193,028	928,511

Total liabilities and equity	$6,760,733	$2,963,389	$6,793,744	$2,952,590

As of December 31, 2009 the Company had nineteen unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway (increased from 55% in December 2005), a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 50% interest in The Meadows (increased from 25% in October 2009), a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway (decreased from 50% in August 2008) and a 32.75% interest in 717 Fifth Avenue. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the Company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following five joint ventures: a 50% interest in 141 Fifth Avenue, a 50% interest in 180-182 Broadway and a 51% interest in each of 919 Third Avenue, 680 Washington Avenue and 750 Washington Avenue.

(1)     Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in an unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

				Three Months Ended
		Three Months Ended December 31, 2009		September 30, 2009	Three Months Ended December 31, 2008
			SLG	SLG		SLG
		Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net		$145,037	$66,681	$66,491	$143,852	$67,209
Escalation and reimbursement revenues		19,575	9,537	9,804	20,348	10,098
Other income		5,996	2,684	2,534	115	140
Total Revenues, net		$170,608	$78,902	$78,829	$164,315	$77,447

Expenses
Operating expenses		$27,033	$13,054	$13,522	$32,835	$15,483
Ground rent		1,025	171	171	1,025	585
Real estate taxes		19,936	9,544	9,953	19,649	9,430
Total Operating Expenses		$47,994	$22,769	$23,646	$53,509	$25,498

GAAP NOI		$122,614	$56,133	$55,183	$110,806	$51,949
Cash NOI		$111,591	$50,551	$48,296	$98,054	$45,863

Interest expense, net of interest income		$48,142	$20,540	$19,962	54,385	24,382
Amortization of deferred financing costs		5,103	2,258	2,333	3,856	1,656
Depreciation and amortization		38,187	16,936	16,297	40,639	17,796

Net Income		$31,182	$16,399	$16,591	$11,926	$8,115

Plus: Real estate depreciation		38,155	16,930	16,290	40,607	17,789
Funds From Operations		$69,337	$33,329	$32,881	$52,533	$25,904

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$5,135	$2,264	$2,340	$3,888	$1,663
Less:	Straight-line rental income and other non-cash adjustments	(10,314)	(5,274)	(6,755)	(12,394)	(5,978)
Less:	Second cycle tenant improvement	(4,004)	(2,061)	(2,072)	(15,908)	(8,204)
Less:	Second cycle leasing commissions	(944)	(135)	(2,113)	(8,310)	(3,911)
Less:	Recurring CAPEX	(2,219)	(1,145)	(386)	(1,690)	(748)
FAD Adjustment		$(12,346)	$(6,351)	$(8,986)	$(34,414)	$(17,178)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

		Twelve Months Ended December 31, 2009		Twelve Months Ended December 31, 2008
			SLG		SLG
		Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net		$595,027	$268,971	$572,327	$273,625
Escalation and reimbursement revenues		80,494	38,696	83,107	41,977
Other income		13,566	5,989	2,525	1,323
Total Revenues, net		$689,087	$313,656	$657,959	$316,925

Expenses
Operating expenses		$116,115	$53,340	$130,382	$62,679
Ground rent		4,100	684	4,359	2,457
Real estate taxes		84,827	40,318	78,106	38,316
Total Operating Expenses		$205,042	$94,342	$212,847	$103,452

GAAP NOI		$484,045	$219,314	$445,112	$213,473
Cash NOI		$415,958	$183,994	$396,610	$189,540

Interest expense, net of interest income		$189,478	$79,746	$199,754	$92,847
Amortization of deferred financing costs		18,817	7,241	14,660	6,356
Depreciation and amortization		156,470	66,477	143,837	64,420

Net Income		$119,280	$65,850	$86,861	$49,850

Plus: Real estate depreciation		156,335	66,449	143,704	64,393
Funds From Operations		$275,615	$132,299	$230,565	$114,243

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$18,952	$7,269	$14,792	$6,383
Less:	Straight-line rental income and other non-cash adjustments	(66,637)	(34,771)	(47,438)	(23,613)
Less:	Second cycle tenant improvement	(25,488)	(11,305)	(25,918)	(12,679)
Less:	Second cycle leasing commissions	(17,783)	(9,230)	(15,006)	(6,973)
Less:	Recurring CAPEX	(4,809)	(2,304)	(2,169)	(1,060)
FAD Adjustment		$(95,765)	$(50,341)	$(75,739)	$(37,942)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	12/31/2009		9/30/2009	6/30/2009	3/31/2009	12/31/2008
Market Capitalization
Common Equity:
Common Shares Outstanding	77,514		76,841	76,820	57,259	57,044
OP Units Outstanding	1,684		2,330	2,336	2,336	2,340
Total Common Equity (Shares and Units)	79,198		79,171	79,156	59,595	59,384
Common Share Price (End of Period)	$50.24		$43.85	$22.94	$10.80	$25.90
Equity Market Value	$3,978,908		$3,471,648	$1,815,839	$643,626	$1,538,046
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	$2,595,552		$2,599,416	$2,570,085	$2,585,592	$2,591,358
Outstanding Balance on Unsecured Credit Line	1,374,076		1,374,076	1,419,500	1,389,067	1,389,067
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	548,334		548,326	548,317	563,456	774,693
Convertible Bonds	274,726		293,849	324,729	588,100	726,441
Liability Held for Sale	—		—	—	—	95,000
Total Consolidated Debt	4,892,688		4,915,667	4,962,631	5,226,215	5,676,559
Company’s Portion of Joint Venture Debt	1,848,721		1,909,878	1,888,898	1,935,460	1,933,633
Total Combined Debt	6,741,409		6,825,545	6,851,529	7,161,675	7,610,192

Total Market Cap (Debt & Equity)	$10,977,817		$10,554,693	$8,924,868	$8,062,801	$9,405,738

Availability under Lines of Credit
Senior Unsecured Line of Credit	$50,801	(A)	$49,810	$58,903	$56,490	$55,541

(A) As reduced by $27,123 outstanding letters of credit.

Combined Capitalized Interest	$—	$19	$127	$136	$534

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	53.59%	56.86%	70.53%	85.29%	75.97%
Debt to Gross Real Estate Book Ratio	59.34%	59.93%	60.42%	63.83%	68.50%
Secured Real Estate Debt to Secured Assets Gross Book	58.06%	58.34%	57.32%	57.85%	58.76%
Unsecured Debt to Unencumbered Assets-Gross Book Value	61.82%	62.80%	65.14%	72.10%	81.78%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	61.41%	64.67%	76.77%	88.82%	80.91%
Debt to Gross Real Estate Book Ratio	60.51%	61.72%	61.95%	64.60%	68.01%
Secured Real Estate Debt to Secured Assets Gross Book	60.33%	61.66%	60.84%	61.37%	61.80%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2009	2008	2009	2009	2008
	Property NOI

	Property operating NOI	$126,101	$126,100	$124,462	$506,565	$511,011
	NOI from discontinued operations	—	2,344	341	1,639	12,451
	Total property operating NOI - consolidated	126,101	128,444	124,803	508,204	523,462
	SLG share of property NOI from JVs	56,133	51,949	55,183	219,314	213,473
	GAAP NOI	$182,234	$180,393	$179,986	$727,518	$736,935

Less:	Free rent (Net of Amortization)	1,091	376	514	12,551	5,687
	Net FAS 141 adjustment	7,890	9,231	7,523	27,452	27,294
	Straightline revenue adjustment	11,227	14,377	11,568	48,036	56,866

Plus:	Allowance for S/L tenant credit loss	1,139	6,427	1,872	7,981	9,679
	Ground lease straight-line adjustment	91	91	91	364	691
	Cash NOI	$163,256	$162,927	$162,344	$647,824	$657,458

	Components of Debt Service and Fixed Charges

	Interest expense	54,195	72,720	65,570	237,371	299,822
	Fixed amortization principal payments	7,151	6,626	6,682	27,777	24,741
	Total Consolidated Debt Service	61,346	79,346	72,252	265,148	324,563

	Payments under ground lease arrangements	7,913	7,800	8,003	32,190	32,184
	Dividend on perpetual preferred shares	4,969	4,969	4,969	19,875	19,875
	Total Consolidated Fixed Charges	74,228	92,115	85,224	317,213	376,622

	Adjusted EBITDA - Consolidated	167,122	247,936	175,402	774,252	816,483
	Adjusted EBITDA - Combined	187,662	272,502	195,364	853,998	910,289
	Interest Coverage Ratio	3.16	3.62	3.27	3.49	2.83
	Debt Service Coverage Ratio	2.78	3.30	2.90	3.10	2.61
	Fixed Charge Coverage Ratio	2.29	2.82	2.39	2.57	2.24

SELECTED FINANCIAL DATA 2009 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months
		December 31,	December 31,		September 30,	December 31,	December 31,
		2009	2008	%	2009	2009	2008	%
Revenues
	Rental revenue, net	$191,634	$188,779	1.5%	$190,626	$761,998	$744,398	2.4%
	Escalation & reimbursement revenues	29,356	30,822	-4.8%	29,538	122,677	121,357	1.1%
	Other income	1,053	857	22.9%	6,832	10,202	8,752	16.6%
	Total Revenues	222,043	220,458	0.7%	226,996	894,877	874,507	2.3%
Expenses
	Operating expense	50,353	54,805	-8.1%	51,096	200,753	210,652	-4.7%
	Ground rent	8,060	7,922	1.7%	8,150	32,777	32,014	2.4%
	Real estate taxes	33,122	30,024	10.3%	34,263	139,563	124,800	11.8%
		91,535	92,751	-1.3%	93,509	373,093	367,466	1.5%

	EBITDA	130,508	127,707	2.2%	133,487	521,784	507,041	2.9%

	Interest expense & amortization of financing costs	37,459	38,162	-1.8%	48,576	158,984	147,810	7.6%
	Depreciation & amortization	57,503	52,475	9.6%	54,245	215,798	200,918	7.4%

	Income before noncontrolling interest	35,546	37,070	-4.1%	30,666	147,002	158,313	-7.1%
Plus:	Real estate depreciation & amortization	57,494	52,467	9.6%	54,236	215,757	200,891	7.4%

	FFO	93,040	89,537	3.9%	84,902	362,759	359,204	1.0%

Less:	Non—building revenue	486	681	-28.6%	185	1,685	2,369	-28.9%

Plus:	Interest expense & amortization of financing costs	37,459	38,162	-1.8%	48,576	158,984	147,810	7.6%
	Non-real estate depreciation	9	8	12.5%	9	41	27	51.9%
	GAAP NOI	130,022	127,026	2.4%	133,302	520,099	504,672	3.1%

Cash Adjustments
Less:	Free rent (net of amortization)	1,317	720	82.9%	57	2,678	3,323	-19.4%
	Straightline revenue adjustment	6,069	8,257	-26.5%	5,909	24,891	31,254	-20.4%
	Rental income - FAS 141	7,507	8,495	-11.6%	6,031	23,982	25,105	-4.5%
	Ground lease straight-line adjustment	304	666	-54.4%	304	1,217	2,337	-47.9%
Plus:	Allowance for S/L tenant credit loss	1,131	6,037	-81.3%	1,061	6,467	8,702	-25.7%
	Cash NOI	$115,956	$114,925	0.9%	$122,062	$473,798	$451,355	5.0%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	58.39%	56.25%		58.50%	57.81%	57.29%
	Cash NOI to Real Estate Revenue, net	52.07%	50.89%		53.57%	52.66%	51.24%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	62.01%	59.76%		62.08%	61.45%	60.93%
	Cash NOI before Ground Rent/Real Estate Revenue, net	55.55%	54.11%		57.01%	56.17%	54.61%

SELECTED FINANCIAL DATA 2009 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months Ended
		December 31,	December 31,		September 30,	December 31,	December 31,
		2009	2008	%	2009	2009	2008	%
Revenues
	Rental revenue, net	$64,223	$63,308	1.4%	$65,018	$262,541	$255,698	2.7%
	Escalation & reimbursement revenues	9,517	9,616	-1.0%	9,855	38,690	39,752	-2.7%
	Other income	2,622	29	8941.4%	2,443	5,536	262	2013.0%
	Total Revenues	76,362	72,953	4.7%	77,316	306,767	295,712	3.7%
Expenses
	Operating expense	12,851	14,323	-10.3%	13,779	53,484	57,527	-7.0%
	Ground rent	171	171	0.0%	171	684	801	-14.6%
	Real estate taxes	9,435	9,107	3.6%	9,897	40,053	36,032	11.2%
		22,457	23,601	-4.8%	23,847	94,221	94,360	-0.1%

	EBITDA	53,905	49,352	9.2%	53,469	212,546	201,352	5.6%

	Interest expense & amortization of financing costs	21,094	23,869	-11.6%	20,692	81,056	90,387	-10.3%
	Depreciation & amortization	16,131	16,481	-2.1%	15,717	64,121	59,643	7.5%

	Income before noncontrolling interest	16,680	9,002	85.3%	17,060	67,369	51,322	31.3%
Plus:	Real estate depreciation & amortization	16,125	16,474	-2.1%	15,710	64,092	59,616	7.5%

	FFO	32,805	25,476	28.8%	32,770	131,461	110,938	18.5%

Less:	Non–building revenue	179	15	1093.3%	13	604	60	906.7%

Plus:	Interest expense & amortization of financing costs	21,094	23,869	-11.6%	20,692	81,056	90,387	-10.3%
	Non-real estate depreciation	6	7	-14.3%	7	29	27	7.4%
	GAAP NOI	53,726	49,337	8.9%	53,456	211,942	201,292	5.3%

Cash Adjustments
Less:	Free rent (net of amortization)	(202)	(301)	-32.9%	322	9,524	(263)	3721%
	Straightline revenue adjustment	4,874	5,948	-18.1%	5,300	22,175	22,967	-3.4%
	Rental income - FAS 141	462	710	-34.9%	1,516	3,440	2,012	71.0%
Plus:	Ground lease straight-line adjustment	2	228	-99.1%	470	1,054	634	66.2%
	Allowance for S/L tenant credit loss	(43)	14	-407.1%	2	16	182	-91.2%
	Cash NOI	$48,551	$43,222	12.3%	$46,790	$177,873	$177,392	0.3%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	70.52%	67.43%		68.73%	68.99%	67.94%
	Cash NOI to Real Estate Revenue, net	63.73%	59.07%		60.16%	57.90%	59.87%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	70.74%	67.67%		68.95%	69.21%	68.21%
	Cash NOI before Ground Rent/Real Estate Revenue, net	64.01%	59.29%		60.38%	58.12%	60.08%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2010 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	12/31/2009	Coupon	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Feb-10
141 Fifth Avenue	25,000	5.70%	—	Jun-17		25,000	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	422	Jan-16		21,877	—	Open
673 First Avenue	31,608	5.67%	827	Feb-13		28,984	—	Open
625 Madison Avenue	135,117	7.22%	2,908	Nov-15		78,595	—	Open
609 Fifth Avenue	97,952	5.85%	1,450	Oct-13		92,062	—	Open
420 Lexington Avenue	150,561	7.52%	1,298	Sep-16		133,340	—	Sep-12
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Open
220 E 42nd Street	198,871	5.25%	4,113	Nov-13		182,342	—	Open
919 Third Avenue	224,104	6.87%	4,225	Aug-11		216,656	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Open
1 Madison Avenue - South Building	651,917	5.91%	11,841	May-20		404,531	—	Open
	2,291,630	6.03%	27,084			1,934,887

Secured fixed rate debt - Other
609 Partners, LLC	41,391	5.00%	—	Jul-14		41,391	—	Open
	41,391	5.00%	—			41,391
Unsecured fixed rate debt
Senior unsecured line of credit	60,000	5.26%	—	Jun-12		60,000	Jun-12	Open
Junior subordinated deferrable interest debentures	100,000	5.61%	—	Jul-15		100,000	—	—
Unsecured note	123,607	5.15%	—	Jan-11		123,607	—	Open
Unsecured note	150,000	5.88%	—	Aug-14		150,000	—	Open
Unsecured note	274,727	6.00%	—	Mar-16		275,000	—	Open
Convertible note	114,821	4.00%	—	Jun-25	(1)	116,018	—	Jun-10
Convertible note (net)	159,905	3.00%	—	Mar-27	(2)	190,544	—	Apr-12
	983,060	5.07%	—			1,015,169

Total Fixed Rate Debt/Wtd Avg	3,316,081	5.73%	27,084			2,991,447

Floating rate debt
Secured floating rate debt
180-182 Broadway (Libor + 225 bps)	22,534	2.49%	—	Feb-11		22,534	—	Open
28 W 44th St (Libor + 201 bps)	123,480	2.29%	1,473	Aug-13		116,922	—	Open
1 Landmark Square (Libor + 185 bps)	116,517	2.09%	—	Feb-12		116,517	Feb-12	Open

	262,531	2.22%	1,473			255,973

Unsecured floating rate debt
Senior unsecured line of credit (Libor + 90 bps)	1,314,076	1.05%	—	Jun-12		1,314,076	Jun-12	Open
	1,314,076	1.05%	—			1,314,076

Total Floating Rate Debt/Wtd Avg	1,576,607	1.24%	1,473			1,570,049

Total Debt/Wtd Avg - Consolidated	4,892,688	4.28%	28,557			4,561,496

Total Debt/Wtd Avg - Joint Venture	1,848,721	4.62%

Weighted Average Balance & Interest Rate with SLG JV Debt	6,847,825	4.38%

(1)	Notes can be put to SLG, at the option of the holder, on June 15, 2010.
(2)	Notes can be put to SLG, at the option of the holder, on March 30, 2012.
(3)	Effective September 30, 2009 the cap rate used to calculate the value of operating real estate assets for purposes of the unsecured credit facility covenants increased from 5.25% to 6.25%.

Senior Unsecured Line of Credit Covenant Ratios
	Actual	Required
Total Debt / Total Assets (3)	48.0%	Less than 60%
Secured Debt / Total Assets (3)	25.0%	Less than 50%
Line Fixed Charge Coverage	2.51	Greater than 1.50
Unsecured Debt / Unencumbered Assets (3)	48.4%	Less than 60%
Unencumbered Interest Coverage	3.50	Greater than 1.75
Maximum FFO Payout	19.4%	Less than 95%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2010			As-Of
	Principal Outstanding - 12/31/09			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

800 Third Avenue	20,910	8,981	6.00%	—	Aug-17	8,981	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	355	Apr-12	11,723	—	Open
1221 Avenue of the Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.76%	—	Dec-16	50,000	—	Open
100 Park Avenue (1)	200,000	99,800	6.64%	—	Sep-14	81,318	—	Sep-11
One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Open
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Open
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Open
388/390 Greenwich Street	1,106,758	559,997	5.19%	—	Dec-17	559,997	—	Open
Total Fixed Rate Debt/Wtd Avg	2,797,318	1,249,899	5.52%	355		1,230,990

388/390 Greenwich Street (Libor + 115 bps)	31,622	16,000	1.39%	—	Dec-17	16,000	—	Open
379 West Broadway (Libor + 165 bps)	20,991	9,446	1.93%	—	Jul-11	9,446	—	Open
1551/1555 Broadway (Libor + 400 bps)	133,600	13,360	3.71%	5,000	Oct-11	12,360	—	Open
29 West 34th Street (Libor + 165 bps)	54,800	27,400	1.89%	425	May-11	27,132	—	Open
Meadows (Libor + 135 bps)	85,478	42,737	1.59%	201	Sep-12	20,947	—	Open
16 Court Street (Libor + 160 bps)	88,573	31,001	1.84%	—	Oct-10	31,001	—	Open
1221 Avenue of the Americas (Libor + 75 bps)	105,000	47,250	1.04%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100 bps)	140,000	70,140	1.24%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.25%	—	Sep-11	80,238	—	Open
1515 Broadway (Libor + 250 bps)	475,000	261,250	3.15%	—	Dec-14	261,250	—	Open
Total Floating Rate Debt/Wtd Avg	1,380,064	598,822	2.75%	5,626		575,764

Total Joint Venture Debt/Wtd Avg	4,177,382	1,848,721	4.62%	5,981		1,806,754

(1) Does not include pending future funding of $15M.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated ($000’s omitted)

	2010 Scheduled	2011 Scheduled	2012 Scheduled	2013 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	$3,010	$3,010	$3,010	$3,010	$17,745	2037
420 Lexington Avenue (2)	10,933	10,933	10,933	10,933	—	2029	(3)
711 Third Avenue (2) (4)	1,550	750	—	—	268	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,233	6,909	6,909	6,909	—	2043
1055 Washing Blvd, Stamford (2)	615	615	615	615	—	2090

Total	$31,054	$28,930	$28,180	$28,180	$18,013

Capitalized Lease
673 First Avenue	$1,451	$1,555	$1,555	$1,555	$16,883	2037

(1) Per the balance sheet at December 31, 2009.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Weighted Average	Weighted Average		Current		LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter		Yield		Rate (3)

9/30/2008	$926,931	$921,658	10.58%		10.28%		3.93%

Originations/Accretion (1)	$7,296
Preferred Equity	$1,028
Redemptions/Sales/Amortization/Reserves	$(187,372)
12/31/2008	$747,883	$755,516	10.34%		10.14%		0.44%

Originations/Accretion (1)	$6,151
Preferred Equity	$910
Redemptions/Sales/Amortization/Reserves	$(63,561)
3/31/2009	$691,383	$688,985	8.48%		8.74%		0.50%

Originations/Accretion (1)	$29,468
Preferred Equity	$0
Redemptions/Sales/Amortization/Reserves	$(112,541)
6/30/2009 (2)	$608,310	$665,578	8.31%		8.28%		0.31%

Originations/Accretion (1)	$21,332
Preferred Equity	$3,175
Redemptions/Sales/Amortization/Reserves	$(17,359)
9/30/2009 (2)	$615,458	$610,044	9.31%		8.92%		0.25%

Originations/Accretion (1)	$192,351
Preferred Equity	$866
Redemptions/Sales/Amortization/Reserves	$(23,063)
12/31/2009 (2)	$785,612	$648,018	8.80	%(4)	7.84	%(4)	0.23%

(1) Accretion includes original issue discounts and compounding investment income.

(2) Includes approximately $1 million of structured finance investments which are classified as held for sale.

(3) LIBOR rate is as of quarter end.

(4) Excludes 100 Church Street mezzanine investment which was foreclosed in January 2010.

STRUCTURED FINANCE ($000’s omitted)

			Weighted Average		Weighted Average		Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter		Yield

New York City
Senior Mortgage Debt	$187,256	$—	$458		3.44%		3.44%

Junior Mortgage Participation	$69,785	$529,250	$345		8.47%		7.95%

Mezzanine Debt	$404,079	$7,086,387	$2,112	(3)	10.12	%(4)	10.03	%(4)

Preferred Equity	$41,791	$210,216	$109		12.22%		12.35%

Other
Senior Mortgage Debt	$37,092	$—	$96		5.41%		5.51%

Mezzanine Debt	$14,137	$2,230,083	$88		6.14%		6.23%

Preferred Equity	$31,472	$3,428,635	$233		3.21%		3.16%

Balance as of 12/31/09	$785,612	$13,484,571	$1,251	(3)	8.80%		7.84%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 2.92 years.

(3) Excluding the mezzanine loan on the retail portion of a New York City property, the weighted average exposure for New York City Mezzanine Debt and the total structured finance portfolio are $764 psf and $525 psf, respectively.

(4) Excludes 100 Church Street mezzanine investment which was foreclosed in January 2010.

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

				Senior		Current
Investment Type	Book Value (1)	Location	Collateral Type	Financing	Last $ PSF	Yield

Mortgage Loan	$167,717	New York City	Office	$—	$486	2.88	%(2)
Mezzanine Loan	104,431	New York City	Retail	325,000	$5,922	15.39%
Mezzanine Loan	84,636	New York City	Office	1,139,000	$1,111	11.07%
Mezzanine Loan	58,760	New York City	Office	205,000	$382	0.00%
Mortgage and Mezzanine	47,691	Various	Office	2,230,083	$88	5.91%
Preferred Equity	41,791	New York City	Office	210,216	$109	12.35%
Mezzanine Loan	39,125	New York City	Office / Retail	165,000	$1,712	9.88%
Mezzanine Loans	35,907	New York City	Office	365,000	$247	11.30%
Mortgage Loan	30,548	New York City	Office	210,000	$424	14.10%
Preferred Equity	25,472	Los Angeles	Office	990,635	$233	3.91%

Total	$636,078			$5,839,934		8.09%

(1) Net of unamortized fees, discounts, and reserves.

(2) Does not reflect amortization of discount.

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Dec-09	Sep-09	Jun-09	Mar-09	Dec-08	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	96.9	97.5	98.0	97.2	97.9	13,637,496	2	1	58
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	97.6	99.0	99.0	99.0	99.0	25,425,672	4	2	25
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	94.8	94.8	99.6	99.4	99.7	46,342,926	6	4	31
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	91.4	97.3	97.3	98.6	99.6	15,423,588	2	1	67
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	85.1	89.2	90.5	91.8	92.0	20,137,644	3	2	82
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	94.1	96.0	96.8	96.7	96.8	64,642,860	9	6	222
461 Fifth Avenue (3)	Midtown	Leasehold Interest	1	200,000	1	98.8	98.8	98.8	95.4	95.4	15,546,294	2	2	18
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	96.8	96.8	96.8	92.6	98.5	49,402,296	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	98.9	98.9	99.1	99.1	99.1	31,898,280	4	3	13
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	97.5	97.9	99.1	99.1	100.0	13,685,064	2	1	15
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	99.8	99.7	97.3	97.6	97.6	42,482,688	6	4	25
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.7	99.7	99.7	99.7	17,315,340	2	2	9
711 Third Avenue (1)	Grand Central North	Operating Sublease	1	524,000	2	89.1	92.1	92.1	93.3	93.3	24,082,392	3	2	16
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	95.2	96.6	89.2	97.2	97.2	38,310,288	5	4	28
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	88.8	88.9	87.9	87.6	84.3	38,393,772	5	4	36
919 Third Avenue (2)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	82,829,652		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	4	98.9	98.9	98.9	98.9	98.9	71,165,940	10	6	20
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	89.2	97.2	97.2	94.6	96.0	29,870,676	4	3	42
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,730,016	9	6	2
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	100.0	4,988,640	1	0	19

Subtotal / Weighted Average			20	13,436,800	45	96.0	97.0	97.0	97.1	97.5	$707,311,524	87	64	764

Adjustments
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	41.5	41.5	95.5	100.0	100.0	7,039,884	1	1	1

Subtotal / Weighted Average			1	345,400	1	41.5	41.5	95.5	100.0	100.0	$7,039,884	1	1	1

Total / Weighted Average Manhattan Consolidated Properties			21	13,782,200	46	94.6	95.6	97.0	97.2	97.5	$714,351,408	88	64	765

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	84.3	83.7	81.5	75.7	81.1	44,265,264		2	34
521 Fifth Avenue - 50.1% (3)	Grand Central	Leasehold Interest	1	460,000	2	81.5	89.1	88.3	89.6	94.4	18,063,492		1	43
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	96.1	96.1	98.7	98.7	98.7	30,569,460		1	24
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	94.3	93.6	93.7	93.7	93.5	158,157,804		7	20
1515 Broadway - 68.45%	Times Square	Fee Interest	1	1,750,000	6	98.0	98.0	94.5	95.4	95.4	92,526,480		6	10
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	9	100.0	100.0	100.0	100.0	100.0	102,945,936		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,558,780		1	1

Total / Weighted Average Unconsolidated Properties			8	9,429,000	31	95.6	95.7	95.0	94.7	95.4	$483,087,216		23	133

Manhattan Grand Total / Weighted Average			29	23,211,200	77	95.0	95.7	96.2	96.2	96.7	$1,197,438,624			898
Manhattan Grand Total - SLG share of Annualized Rent											$916,466,796		88
Manhattan Same Store Occupancy % - Combined				22,865,800	99	95.8	96.5	96.2	96.1	96.6

Portfolio Grand Total			60	30,015,900	100	93.4	94.5	94.8	94.8	95.2	$1,389,606,650			1,334
Portfolio Grand Total - SLG Share of Annualized Rent											$1,035,731,257		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Dec-09	Sep-09	Jun-09	Mar-09	Dec-08	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	9	88.2	89.3	89.3	89.3	89.3	14,037,096	2	2	31
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	3	93.2	93.2	93.2	92.4	92.4	4,377,708	1	0	10
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	3	67.0	67.0	67.0	67.5	67.5	2,378,244	0	0	13
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	4	86.4	78.4	78.4	78.4	78.4	5,811,336	1	1	7
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	4	93.5	93.5	94.6	95.7	95.7	6,817,812	1	1	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	3	56.4	82.1	82.1	82.1	81.0	4,874,304	1	1	4
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	2	96.6	94.7	92.7	92.7	91.0	3,852,641	1	1	12
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	6	100.0	100.0	100.0	100.0	100.0	13,367,208	2	2	14

Westchester, NY Subtotal/Weighted Average			13	2,135,100	31	86.5	88.5	88.7	88.9	88.9	55,516,349	8	7	100

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	12	81.2	84.9	83.9	83.3	84.4	19,320,240	3	2	101
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	2	84.5	100.0	100.0	100.0	100.0	2,798,460		0	5
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	3	97.4	97.4	97.4	97.4	98.5	6,718,020		0	8
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	4	87.2	85.8	84.4	84.9	84.9	5,469,228	1	1	20
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	2	92.8	95.3	95.3	95.3	94.6	2,047,257	0	0	21
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	2	54.3	56.0	65.6	71.3	67.3	2,191,980	0	0	18
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	2	83.2	83.2	83.2	83.2	83.2	3,824,844	1	0	10

Connecticut Subtotal/Weighted Average			12	1,727,900	25	82.7	85.8	86.0	86.2	86.5	42,370,029	5	3	183

Total / Weighted Average Consolidated Properties			25	3,863,000	57	84.8	87.3	87.5	87.8	87.9	$97,886,378	12	10	283

UNCONSOLIDATED PROPERTIES
“Same Store”

One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	21	100.0	100.0	100.0	100.0	100.0	51,363,840		1	1
The Meadows - 50%	Rutherford, New Jersey	Fee Interest	2	582,100	9	84.9	85.3	82.6	83.0	83.3	12,235,224		0	53
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	5	84.1	83.3	81.5	81.1	77.8	9,205,620		0	64
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	9	92.8	96.2	97.7	97.6	97.6	21,476,964		0	35
Total / Weighted Average Unconsolidated Properties			6	2,941,700	43	93.7	94.5	94.1	94.1	93.8	$94,281,648		2	153

Suburban Grand Total / Weighted Average			31	6,804,700	23	88.7	90.4	90.3	90.4	90.4	$192,168,026			436
Suburban Grand Total - SLG share of Annualized Rent											$119,264,461		12
Suburban Same Store Occupancy % - Combined				6,804,700	100	88.7	90.4	90.3	90.4	90.4

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	10.7	—	—	—	—	$642,012	$38,789,846	1	1
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	20.6	20.6	17.5	17.5	17.5	386,256	13,928,722	1	4
141 Fifth Avenue - 50%	Flatiron	Fee Interest	1	21,500	3	100.0	77.6	68.5	100.0	100.0	2,586,084	17,758,148	4	4
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	15,587,268	138,639,902	5	1
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	23.7	23.7	23.7	23.7	100.0	2,006,592	7,495,600	4	2
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	49.0	49.0	51.0	54.8	66.8	856,548	46,368,112	1	8
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	5,839,284	22,832,265	10	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	15,600	2	100.0	100.0	100.0	100.0	100.0	3,858,600	47,392,230	7	2
379 West Broadway - 45% (2)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,585,468	22,027,120	5	5
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	15	75.8	75.8	75.8	77.7	79.1	19,311,540	278,616,378	22	7
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	5	10.8	10.8	10.8	10.8	10.8	273,336	9,911,987	1	1
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	17	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	21	1
Total / Weighted Average Retail/Development Properties			12	774,612	100	N/A	N/A	N/A	N/A	N/A	$75,027,988	$1,186,671,689	100	38

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 750 Washington Blvd & Court Square	Various	4,451,237	$174,316,680	(1)	$39.16	12.5%	$85,195,786	8.2%	A-1
Viacom International, Inc.	1515 Broadway	2010, 2015 & 2020 (3)	1,287,610	71,607,468		$55.61	5.2%	49,015,312	4.7%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,150,207	60,584,364		$52.67	4.4%	60,584,364	5.8%	A+
Morgan Stanley & Co. Inc.	1221 Avenue of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	661,644	48,873,804		$73.87	3.5%	21,887,972	2.1%	A-1
Random House, Inc.	1745 Broadway	2018	644,598	36,558,780		$56.72	2.6%	11,793,862	1.1%	BBB
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	36,478,728		$62.19	2.6%	18,604,151	1.8%
Omnicom Group, Inc.	220 East 42nd Street & 420 Lexington Avenue	2010, 2011 & 2017	496,876	20,066,208		$40.38	1.4%	20,066,208	1.9%	A-
Societe Generale	1221 Avenue of the Americas	Various	486,663	29,526,648		$60.67	2.1%	13,286,992	1.3%	A+
The McGraw Hill Companies, Inc.	1221 Avenue of the Americas	Various	420,329	23,226,396		$55.26	1.7%	10,451,878	1.0%	A
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,729,476		$40.06	1.0%	13,729,476	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,390	9,084,444		$28.80	0.7%	9,084,444	0.9%	A
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	10,549,488		$36.88	0.8%	10,549,488	1.0%	BBB-
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	15,862,764		$58.91	1.1%	15,862,764	1.5%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2021	263,186	14,662,536		$55.71	1.1%	7,477,893	0.7%
New York Presbyterian Hospital	28 West 44th Street, 555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	9,702,084		$36.97	0.7%	9,702,084	0.9%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	12,297,252		$49.02	0.9%	11,341,446	1.1%	AA-
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,546,316		$37.31	0.6%	8,546,316	0.8%
BMW of Manhattan	555 West 57th Street	2022	227,782	5,039,772		$22.13	0.4%	5,039,772	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	227,605	11,567,964		$50.82	0.8%	4,968,441	0.5%	BBB
Sonnenschein, Nath & Rosenthal	1221 Avenue of the Americas	Various	191,825	13,252,608		$69.09	1.0%	5,963,674	0.6%
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013, 2015 & 2017	187,484	11,481,804		$61.24	0.8%	11,481,804	1.1%
Amerada Hess Corp.	1185 Avenue of the Americas	2027	182,529	11,054,028		$60.56	0.8%	11,054,028	1.1%	BBB-
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	5,006,328		$30.18	0.4%	5,006,328	0.5%	AA-
King & Spalding	1185 Avenue of the Americas	2025	159,858	9,425,016		$58.96	0.7%	9,425,016	0.9%
National Hockey League	1185 Avenue of the Americas	2022	148,216	11,082,804		$74.77	0.8%	11,082,804	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2016, 2021 & 2026	146,917	6,280,860		$42.75	0.5%	6,280,860	0.6%
Banque National De Paris	919 Third Avenue	2016	145,834	8,351,940		$57.27	0.6%	4,259,489	0.4%
The Segal Company	333 West 34th Street	2025	144,307	7,039,884		$48.78	0.5%	7,039,884	0.7%
Draft Worldwide	919 Third Avenue	2013	141,260	8,126,772		$57.53	0.6%	4,144,654	0.4%	B+
News America Incorporated	1185 Avenue of the Americas	2020	138,294	11,660,040		$84.31	0.8%	11,660,040	1.1%	BBB+

Total			14,612,434	$715,043,256	(1)	$48.93	51.5%	$474,587,230	45.8%

Wholly Owned Portfolio + Allocated JV Properties			30,015,900	$1,389,606,650	(1)	$46.30		$1,035,731,257

(1) - Reflects the net rent of $39.07 PSF for the 388-390 Greenwich Street lease.  If this lease were included on a gross basis, Citigroup’s total  PSF annualized rent would be $49.21.

Total PSF annualized rent for the largest tenants would be $51.99 and total PSF annualized rent for the Wholly Owned Portfolio + Allocated JV properties would be $47.79.

(2) - 57% of Portfolio’s largest tenants have investment grade credit ratings. 35% of SLG Share of annualized rent is derived from these tenants.

(3) - 2010 expiration represents 21,656 SF retail space.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/09			1,006,247

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	5	21,063	21,980	$43.12
	750 Third Avenue	2	17,511	17,869	$51.13
	461 Fifth Avenue	1	6,639	6,639	$62.81
	100 Park Avenue	2	18,156	18,426	$44.88
	19 West 44th Street	1	1,688	1,755	$57.18
	28 West 44th Street	9	48,459	48,912	$53.26
	521 Fifth Avenue	2	35,056	36,826	$61.29
	609 Fifth Avenue	2	1,461	1,382	$60.81
	711 Third Avenue	2	15,752	15,752	$52.66
	120 West 45th Street	1	6,430	6,430	$60.53
	810 Seventh Avenue	2	16,547	16,547	$61.60
	1350 Avenue of the Americas	2	48,188	48,188	$53.72
	420 Lexington Avenue	9	26,521	33,579	$49.08
	Total/Weighted Average	40	263,471	274,285	$53.33

Retail
	919 Third Avenue	1	330	330	$91.77
	Total/Weighted Average	1	330	330	$91.77

Storage
	1515 Broadway	1	145	171	$35.00
	100 Park Avenue	1	800	744	$25.00
	28 West 44th Street	4	1,543	1,664	$25.37
	420 Lexington Avenue	2	296	281	$25.83
	Total/Weighted Average	8	2,784	2,860	$25.89

	Total Space became Available during the Quarter
	Office	40	263,471	274,285	$53.33
	Retail	1	330	330	$91.77
	Storage	8	2,784	2,860	$25.89
		49	266,585	277,475	$53.09

	Total Available Space		1,272,832

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A) Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/09				1,272,832

Office
	317 Madison Avenue	1	1.2	3,114	4,822	$41.00	$32.65	$—	—
	750 Third Avenue	1	5.3	6,046	6,419	$43.00	$51.01	$84.30	4.0
	461 Fifth Avenue	1	7.9	6,639	7,134	$59.00	$58.45	$25.17	8.0
	100 Park Avenue	3	8.2	24,227	26,930	$55.17	$37.16	$36.19	3.5
	1221 Sixth Avenue	1	10.0	18,683	21,683	$55.00	$—	$97.45	—
	28 West 44th Street	4	11.3	27,152	27,383	$43.90	$57.00	$3.61	—
	609 Fifth Avenue	1	2.2	807	926	$40.57	$50.13	$—	—
	810 Seventh Avenue	1	10.0	15,500	17,320	$60.98	$42.76	$60.45	1.6
	1350 Avenue of the Americas	1	10.7	3,200	3,116	$68.00	$56.48	$80.00	8.0
	420 Lexington Avenue	4	3.4	4,567	5,315	$42.74	$46.46	$50.54	—
	Total/Weighted Average	18	8.8	109,935	121,048	$52.11	$47.58	$45.20	1.9

Retail
	919 Third Avenue	1	5.0	330	330	$94.00	$91.77	$—	—
	Total/Weighted Average	1	5.0	330	330	$94.00	$91.77	$—	—

Storage
	1515 Broadway	1	1.0	145	171	$35.00	$35.00	$—	—
	28 West 44th Street	4	5.2	1,543	1,785	$23.11	$23.65	$—	—
	625 Madison Avenue	1	15.0	987	987	$30.00	$—	$—	—
	Total/Weighted Average	6	8.3	2,675	2,943	$26.11	$24.64	$—	—

Leased Space
	Office (3)	18	8.8	109,935	121,048	$52.11	$47.58	$45.20	1.9
	Retail	1	5.0	330	330	$94.00	$91.77	$—	—
	Storage	6	8.3	2,675	2,943	$26.11	$24.64	$—	—
	Total	25	8.8	112,940	124,321	$51.60	$47.26	$44.01	1.9

Total Available Space as of 12/31/09				1,159,892

Early Renewals
Office
	317 Madison Avenue	2	3.6	7,378	9,365	$40.27	$36.83	$23.26	—
	555 West 57th Street	1	10.0	227,782	227,782	$25.00	$22.13	$1.74	2.1
	19 West 44th Street	1	4.0	3,148	3,435	$38.44	$38.06	$—	—
	711 Third Avenue	1	1.6	45,575	45,575	$28.52	$40.12	$—	—
	420 Lexington Avenue	1	5.5	14,675	16,645	$49.50	$60.47	$—	—
	Total/Weighted Average	6	8.2	298,558	302,802	$27.50	$27.58	$2.03	1.6

Retail
	19 West 44th Street	1	3.0	1,070	1,070	$46.00	61.77	$—	—
	Total/Weighted Average	1	3.0	1,070	1,070	$46.00	$61.77	$—	—

Storage
	28 West 44th Street	1	5.0	109	109	$48.42	29.15	$—	—
	420 Lexington Avenue	1	5.5	291	291	$29.75	29.75	$—	—
	Total/Weighted Average	2	5.4	400	400	$34.84	$29.59	$—	—

Renewals
	Early Renewals Office	6	8.2	298,558	302,802	$27.50	$27.58	$2.03	1.6
	Early Renewals Retail	1	3.0	1,070	1,070	$46.00	$61.77	$—	—
	Early Renewals Storage	2	5.4	400	400	$34.84	$29.59	$—	—
	Total	9	8.2	300,028	304,272	$27.58	$27.70	$2.02	1.6

(1)  Annual Base Rent.

(2)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3)  Average starting office rent excluding new tenants replacing vacancies is $51.12/rsf for 93,006 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $33.05/rsf for 395,808 rentable SF.

Leasing Activity - Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/09			686,846

Space which became available during the Quarter (A):
Office

	1100 King Street - 3 Int’l Drive	1	6,148	6,148	$28.27
	100 Summit Lake Drive	2	34,109	34,109	$26.58
	500 Summit Lake Drive	1	58,579	58,579	$26.03
	140 Grand Street	1	2,200	2,200	$33.37
	1 Landmark Square	5	11,995	11,995	$42.86
	2 Landmark Square	1	10,541	10,541	$30.69
	4 Landmark Square	1	1,600	1,600	$30.00
	300 Main Street	5	7,824	7,824	$26.02
	680 Washington Boulevard	1	54,237	54,237	$37.57
	1010 Washington Boulevard	2	17,304	17,304	$29.67
	1055 Washington Boulevard	1	1,969	1,969	$35.31
	The Meadows	2	4,025	4,025	$25.92
	Jericho Plaza	3	39,863	39,863	$36.64
	16 Court Street	1	607	607	$58.75
	Total/Weighted Average	27	251,001	251,001	$31.83

Retail
	6 Landmark Square	1	21,541	21,541	$5.80
	Total/Weighted Average	1	21,541	21,541	$5.80

Storage
	5 Landmark Square	1	100	100	$15.00
	Jericho Plaza	2	1,133	1,133	$14.62
	Total/Weighted Average	3	1,233	1,233	$14.65

	Total Space became Available during the Quarter
	Office	27	251,001	251,001	$31.83
	Retail	1	21,541	21,541	$5.80
	Storage	3	1,233	1,233	$14.65
		31	273,775	273,775	$29.70

	Total Available Space		960,621

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A) Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/09				960,621

Office
	100 Summit Lake Drive	2	10.8	54,104	54,104	$22.58	$26.16	$47.96	11.6
	140 Grand Street	2	5.6	4,686	4,686	$29.81	$33.37	$19.79	7.1
	1 Landmark Square	4	6.4	12,776	12,778	$37.14	$44.13	$11.54	4.5
	4 Landmark Square	1	5.0	2,900	2,900	$33.00	$—	$5.29	1.0
	300 Main Street	3	2.2	4,592	4,593	$26.55	$26.96	$5.02	0.4
	680 Washington Boulevard	2	8.6	33,591	33,591	$35.96	$37.57	$31.15	11.3
	1010 Washington Boulevard	2	1.3	14,820	14,820	$28.45	$28.32	$0.19	0.2
	1055 Washington Boulevard	2	1.1	4,434	4,434	$32.36	$35.31	$—	0.4
	The Meadows	1	5.0	1,689	1,689	$28.68	$26.50	$—	—
	Jericho Plaza	1	10.7	18,952	19,832	$35.00	$33.53	$45.00	33.0
	16 Court Street	1	10.0	3,036	3,036	$23.00	$—	$25.39	2.0
	Total/Weighted Average	21	8.2	155,580	156,463	$29.65	$34.63	$31.27	11.3

Storage
	Jericho Plaza	1	2.2	200	201	$16.00	$14.26	$—	—
	Total/Weighted Average	1	2.2	200	201	$16.00	$14.26	$—	—

Leased Space
	Office (3)	21	8.2	155,580	156,463	$29.65	$34.63	$31.27	11.3
	Storage	1	2.2	200	201	$16.00	$14.26	$—	—
	Total	22	8.2	155,780	156,664	$29.63	$34.58	$31.23	11.3

Total Available Space as of 12/31/09				804,841

Early Renewals
Office
	1100 King Street - 3 Int’l Drive	1	4.9	25,736	25,736	$25.00	$28.27	$4.04	6.0
	500 Summit Lake Drive	1	8.0	117,158	117,158	$24.00	$26.03	$—	5.4
	3 Landmark Square	1	5.0	3,100	3,100	$30.00	$30.38	$—	4.0
	300 Main Street	1	5.4	9,776	9,776	$22.00	$26.12	$—	3.0
	1055 Washington Boulevard	1	2.0	2,525	2,525	$33.00	$33.00	$—	2.0
	The Meadows	2	5.2	3,060	3,060	$26.20	$25.23	$—	0.4
	Jericho Plaza	1	5.0	28,174	28,174	$40.46	$32.64	$—	3.7
	Total/Weighted Average	8	6.8	189,529	189,529	$26.73	$27.47	$0.55	5.0

Storage
	300 Main Street	1	5.4	250	250	$10.00	10.00	$—	—
	Total/Weighted Average	1	5.4	250	250	$10.00	$10.00	$—	—

Renewals

	Early Renewals Office	8	6.8	189,529	189,529	$26.73	$27.47	$0.55	5.0
	Early Renewals Storage	1	5.4	250	250	$10.00	$10.00	$—	—
	Total	9	6.8	189,779	189,779	$26.71	$27.45	$0.55	4.9

(1)  Annual Base Rent.

(2)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3)  Average starting office rent excluding new tenants replacing vacancies is $33.60/rsf for 87,067 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $28.89/rsf for 276,596 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf

In 1st Quarter 2009 (1)	7	21,743	0.16%	$1,120,872	$51.55	$62.42		2	531	0.01%	$13,308	$25.06	$28.30
In 2nd Quarter 2009 (1)	2	552	0.00%	$13,296	$24.09	$40.00		0	0	0.00%	$0	$0.00	$0.00
In 3rd Quarter 2009 (1)	3	26,700	0.20%	$786,276	$29.45	$48.65		0	0	0.00%	$0	$0.00	$0.00
In 4th Quarter 2009 (1)	14	74,114	0.55%	$3,244,224	$43.77	$44.02		3	13,833	0.15%	$753,036	$54.44	$56.82

Total 2009	26	123,109	0.91%	$5,164,668	$41.95	$48.26		5	14,364	0.16%	$766,344	$53.35	$55.76

In 1st Quarter 2010	26	132,756	0.99%	$6,066,252	$45.69	$52.31		8	466,479	5.20%	$28,575,012	$61.26	$57.62
In 2nd Quarter 2010	29	275,209	2.04%	$11,697,480	$42.50	$44.69		7	60,530	0.67%	$3,393,372	$56.06	$54.26
In 3rd Quarter 2010	35	136,878	1.02%	$6,746,616	$49.29	$58.14		4	22,903	0.26%	$1,244,688	$54.35	$58.81
In 4th Quarter 2010	33	277,464	2.06%	$14,667,864	$52.86	$51.05		3	9,066	0.10%	$339,108	$37.40	$54.92

Total 2010	123	822,307	6.11%	$39,178,212	$47.64	$50.30		22	558,978	6.23%	$33,552,180	$60.02	$57.26

2011	114	733,541	5.45%	$39,972,372	$54.49	$53.54		10	162,837	1.82%	$7,801,848	$47.91	$59.82
2012	118	1,039,039	7.72%	$47,332,836	$45.55	$51.00		18	116,688	1.30%	$6,318,792	$54.15	$57.84
2013	99	1,188,902	8.83%	$62,373,948	$52.46	$53.11		10	870,622	9.71%	$55,178,628	$63.38	$68.33
2014	65	853,786	6.34%	$44,634,468	$52.28	$53.43		15	231,767	2.58%	$20,574,264	$88.77	$95.82
2015	53	632,190	4.70%	$31,151,880	$49.28	$52.49		17	1,514,969	16.89%	$80,351,364	$53.04	$55.63
2016	41	967,980	7.19%	$52,378,392	$54.11	$60.50		8	225,681	2.52%	$17,165,004	$76.06	$66.86
2017	58	1,772,799	13.17%	$92,766,186	$52.33	$53.70		4	62,391	0.70%	$3,714,084	$59.53	$56.54
2018	25	485,335	3.61%	$38,517,972	$79.36	$74.00		16	1,309,110	14.59%	$86,400,708	$66.00	$76.17
Thereafter	79	4,839,934	35.96%	$260,880,474	$53.90	$57.48		20	1,267,641	14.13%	$68,318,064	$53.89	$67.79

	801	13,458,922	100.00%	$714,351,408	$53.08	$55.68		145	6,335,048	70.63%	$380,141,280	$60.01	$66.23

							(4)	2	2,634,670	29.37%	$102,945,936
								147	8,969,718	100.00%	$483,087,216

(1) Includes month to month holdover tenants that expired prior to 12/31/09.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup’s net lease at 388-390 Greenwich Street which expires in 2020, current net rent is $39.07/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf

In 1st Quarter 2009 (1)	11	59,556	1.86%	$398,664	$6.69	$8.00	2	1,863	0.07%	$31,884	$17.11	$19.18
In 2nd Quarter 2009 (1)	1	200	0.01%	$2,400	$12.00	$15.00	0	0	0.00%	$0	$0.00	$0.00
In 3rd Quarter 2009 (1)	2	1,091	0.03%	$20,544	$18.83	$22.28	1	607	0.02%	$34,248	$56.42	$32.00
In 4th Quarter 2009 (1)	9	38,389	1.20%	$571,476	$14.89	$20.20	6	25,915	0.96%	$910,860	$35.15	$33.35

Total 2009	23	99,236	3.10%	$993,084	$10.01	$12.89	9	28,385	1.06%	$976,992	$34.42	$32.39

In 1st Quarter 2010	7	106,561	3.33%	$3,338,076	$31.33	$28.99	6	50,084	1.86%	$1,432,680	$28.61	$29.28
In 2nd Quarter 2010	13	66,727	2.09%	$1,935,564	$29.01	$28.41	9	74,067	2.75%	$2,315,076	$31.26	$33.40
In 3rd Quarter 2010	18	142,456	4.46%	$4,337,520	$30.45	$36.31	5	24,171	0.90%	$855,108	$35.38	$33.22
In 4th Quarter 2010	15	130,596	4.08%	$4,234,884	$32.43	$30.97	3	8,635	0.32%	$305,004	$35.32	$30.89

Total 2010	53	446,340	13.96%	$13,846,044	$31.02	$31.82	23	156,957	5.84%	$4,907,868	$31.27	$31.92

2011	64	751,402	23.50%	$22,629,552	$30.12	$32.26	24	114,021	4.24%	$3,733,200	$32.74	$29.42
2012	30	229,811	7.19%	$7,555,308	$32.88	$34.50	22	243,045	9.04%	$8,638,764	$35.54	$33.57
2013	35	422,885	13.23%	$14,367,657	$33.98	$32.33	19	89,565	3.33%	$2,776,644	$31.00	$36.60
2014	25	265,633	8.31%	$8,033,064	$30.24	$30.73	23	269,769	10.03%	$9,362,544	$34.71	$33.33
2015	19	256,852	8.03%	$8,370,485	$32.59	$32.08	8	40,881	1.52%	$1,267,896	$31.01	$32.31
2016	19	377,841	11.82%	$10,872,864	$28.78	$32.46	7	90,926	3.38%	$2,796,480	$30.76	$32.53
2017	6	54,165	1.69%	$1,693,380	$31.26	$31.99	6	55,793	2.07%	$2,284,536	$40.95	$32.18
2018	8	132,595	4.15%	$4,172,676	$31.47	$31.95	4	61,523	2.29%	$2,158,512	$35.08	$32.93
Thereafter	12	160,704	5.03%	$5,352,264	$33.31	$39.66	14	1,538,198	57.20%	$55,378,212	$36.00	$36.88

	294	3,197,464	100.00%	$97,886,378	$30.61	$32.00	159	2,689,063	100.00%	$94,281,648	$35.06	$35.16

(1) Includes month to month holdover tenants that expired prior to 12/31/09.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2009	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington Avenue	Operating Sublease	Grand Central	1,188,000	83.0	94.1	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	89.1	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th Street - 65% JV	Fee Interest	Midtown West	941,000	100.0	98.9	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th Street - remaining 35%	Fee Interest	Midtown West	—		98.9	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	84.3	$192,000,000
2001 Acquisitions
Jun-01	317 Madison Avenue	Fee Interest	Grand Central	450,000	95.0	85.1	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	98.0	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	94.8	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Avenue of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	94.3	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	96.9	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	95.2	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	96.8	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	99.8	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	91.4	$105,000,000
Apr-05	1 Madison Avenue - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Avenue Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		96.9	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	81.5	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	97.5	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		96.8	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	96.1	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	97.1	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	41.5	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01 the Company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the Company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison Avenue	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Avenue South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	$744,000,000	$490

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2009	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	92.8	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	N/A	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	84.7	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	84.0	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	92.8	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	54.3	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	83.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	84.1	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	7.7	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	84.9	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

2009 Sales
Aug-09	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	$20,767,307	$143

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2009	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron	21,500	90.0	77.6	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	23.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	75.8	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	49.0	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	49.0	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Adjusted EBITDA is calculated by adding income taxes, loan loss reserves and our share of joint venture depreciation and amortization to EBITDA.

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Bank of America - Merrill Lynch	James C. Feldman	(212) 449-6339	james_feldman@ml.com
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Andrew Rosivach	(415) 249-7942	steve.benyik@credit-suisse.com
Deutsche Bank	John Perry	(212) 250-4912	john.perry@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	(212) 446-9462	ssakwa@isigrp.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Robert Stevenson	(212) 857 6168	robert.stevenson@macquarie.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	Ross T. Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wells Fargo Securities, LLC	Brendan Maiorana	(443) 263-6516	brendan.maiorana@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.